Registrant requests automatic effectiveness upon filing as per
                     Rule 462 of the Securities Act of 1933

     As filed with the Securities and Exchange Commission on August 22, 2001
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                           XECHEM INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                     22-3284803
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

100 Jersey Avenue Building B, Suite 310 New Brunswick, New Jersey     08901-3279
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

        Xechem International, Inc. Amended and Restated Stock Option Plan
        -----------------------------------------------------------------
                            (Full title of the plan)

                              Dr. Ramesh C. Pandey
                      President and Chief Executive Officer
                          100 Jersey Avenue, Building B
                                    Suite 310
                      New Brunswick, New Jersey 08901-3279

                                 With a copy to:

                           Mitchell D. Goldsmith, Esq.
                             Dennis B. O'Boyle, Esq.
                             Shefsky & Froelich Ltd.
                             444 N. Michigan Avenue
                                   Suite 2500
                                Chicago, IL 60611
        -----------------------------------------------------------------
                     (Name and address of agent for service)

                                 (732) 247-3300
        -----------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                               CALCULATION OF REGISTRATION FEE
=============================================================================================
                                                  Proposed      Proposed
                                                   Maximum      Maximum
                                                  Offering     Aggregate
  Title of Securities           Amount to           Price       Offering        Amount of
   to be Registered           be Registered       Per Share      Price       Registration Fee
---------------------------------------------------------------------------------------------
Common Stock, par value   25,000,000 shares (1)   $.013 (2)   $325,000 (2)      $40.30 (3)
$.00001
---------------------------------------------------------------------------------------------

Total                     25,000,000 shares                                     $40.30
=============================================================================================

(1) Subject to increase (or decrease) in accordance with Rule 416 of Regulation C to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Registrant which results in a change in the number of shares issuable pursuant to outstanding awards under the Xechem International, Inc. Amended and Restated Stock Option Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of Regulation C, on the basis of the average of the high and low prices of the shares of common stock of the Registrant on the OTC Bulletin Board on August 8, 2001.

(3) Pursuant to Rule 429, under the Securities Act of 1933, as amended, the Registration Statement also relates to 12,600,000 shares of Common Stock registered as follows: Registration Statement No. 333-67501 filed with the Commission on November 18, 1998 (10,000,000 shares); Registration Statement No. 333-30539, filed with the Commission on July 1, 1997 (2,000,000 shares); Registration Statement No. 333-08221 filed with the Commission on July 16, 1996 (200,000 shares); Registration Statement No. 33-93300 filed with the Commission on June 9, 1995 (200,000 shares); and Registration Statement No. 33-87034 filed with the Commission on December 6, 1994 (200,000 shares). The Company paid registration fees to the Commission in connection with each of the above registration statements. Since the Form S-8 registration statement filed today includes only 12,4000,000 new shares, with a proposed maximum aggregate offering price of $161,200, the registration fee for the registration of 12,400,000 additional shares is $40.30.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
-------   ----------------------------------------

     The documents listed below are hereby incorporated by reference into this Registration Statement:

     1. The Annual Report on Form 10-KSB of Xechem International, Inc. (the "Company") for the fiscal year ended December 31, 2000.

     2. The Quarterly Reports on Form 10-QSB of the Company for the three month periods ended March 31 and June 30, 2001.

     3.   The Company's Registration Statement on Form 8-A, dated April 1, 1994.

     All documents filed subsequent to the foregoing by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
-------   --------------------------

                                  (See Item 3)

Item 5.   Interests of Named Experts and Counsel.
-------   ---------------------------------------

                                 Not Applicable

Item 6.   Indemnification of Directors and Officers.
-------   ------------------------------------------

     The Company's Certificate of Incorporation includes a provision which eliminates the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty of care (provided that such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations of Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit). This provision does not limit or eliminate the right of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Certificate of Incorporation also provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

Item 7.   Exemption from Registration Claimed.
-------   ------------------------------------

                                 Not applicable.

Item 8.   Exhibits.
-------   ---------

Exhibit No.
-----------

     5         Opinion of Shefsky & Froelich Ltd.

     10        Xechem International, Inc. Amended and Restated Stock Option Plan

     24(a)     Consent of Shefsky & Froelich Ltd. (see Exhibit 5)

     24(b)     Consent of Grant Thornton LLP

     24(c)     Consent of Wiss and Company, LLP

     25(a) Power of Attorney (included as part of the signature pages of this registration statement)

     Since the Xechem International, Inc. Amended and Restated Stock Option Plan (the "Plan") is not required to comply with ERISA, the Company has not obtained either an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code. As a result, the Company does not undertake that it will submit the Plan or any amendment thereto to the Internal Revenue Service in order to qualify the Plan.

Item 9.   Undertakings.
-------   -------------

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.
---------------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on August 17, 2001.

                                        XECHEM INTERNATIONAL, INC.


                                        By /s/ Ramesh C. Pandey
                                           -------------------------------------
                                           Ramesh C. Pandey, Ph.D.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ramesh C. Pandey, his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any future amendments to the Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                         TITLE                        DATE
       ---------                         -----                        ----


/s/ Ramesh C. Pandey      Chief Executive Officer,              August 17, 2001
-----------------------   President, Chief Financial Officer
Ramesh C. Pandey, Ph.D.   and Director
                          (Principal Executive Officer)

/s/ Stephen Burg          Director and Principal Financial      August 17, 2001
-----------------------
Stephen Burg              Officer


/s/ Jed C. Goldart        Director                              August 17, 2001
-----------------------
Jed C. Goldart, M.D.


/s/ Neil Kosterman        Director                              August 17, 2001
-----------------------
Neil Kosterman


/s/ John Luther           Director                              August 17, 2001
-----------------------
John Luther

                                    EXHIBITS

Exhibit No.
-----------

     5         Opinion of Shefsky & Froelich Ltd.

     10        Xechem International, Inc. Amended and Restated Stock Option Plan

     24(a)     Consent of Shefsky & Froelich Ltd. (see Exhibit 5)

     24(b)     Consent of Grant Thornton LLP

     24(c)     Consent of Wiss and Company, LLP

     25(a) Power of Attorney (included as part of the signature pages of this registration statement)